SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2014

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 955-1250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 14, 2014, upon the effectiveness of the spinoff of the Company’s subsidiary A-Mark Precious Metals, Inc. (“A-Mark”), and his appointment as a director of A-Mark, Jeffrey D. Benjamin resigned as a director of the Company. Mr. Benjamin’s resignation was not the result of any disagreement with the Company regarding its operations, policies or practices.
In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Benjamin with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Current Report on Form 8-K with the Securities and Exchange Commission.
Item 8.01. Other Events.
On March 14, 2014, effective upon the resignation of Mr. Benjamin as a director of the Company, the Board of Directors of the Company appointed Greg Roberts, President and Chief Executive Officer, as Chairman of the Board.
Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1    Resignation Letter of Jeffrey D. Benjamin

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2014
SPECTRUM GROUP INTERNATIONAL, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary